Exhibit 99

CONTACT:	Tom Marder
(301) 380-2553
thomas.marder@marriott.com

MARRIOTT INTERNATIONAL REPORTS THIRD QUARTER 2010 RESULTS

THIRD QUARTER HIGHLIGHTS

•	Third quarter diluted earnings per share (EPS) totaled $0.22, a 47 percent increase over prior year adjusted results,

•	Total fee revenue increased 9 percent to $253 million as a result of strong revenue per available room (REVPAR) and unit growth. Incentive fees climbed 24 percent,

•	Worldwide systemwide comparable REVPAR rose 8.2 percent using constant dollars. Average daily rate rose 1.8 percent using constant dollars,

•	The company’s worldwide pipeline of hotels under construction, awaiting conversion or approved for development totaled nearly 95,000 rooms, including over 33,000 rooms outside North America,

•	Over 5,000 rooms opened during the third quarter, including nearly 2,000 rooms in international markets.

BETHESDA, MD – October 6, 2010 – Marriott International, Inc. (NYSE:MAR) today reported third quarter 2010 results, exceeding prior year results and at the high end of the company’s expectations.

THIRD QUARTER 2010 RESULTS

Third quarter 2010 net income totaled $83 million, a 57 percent increase compared to third quarter 2009 adjusted net income. Diluted EPS totaled $0.22, a 47 percent increase from adjusted diluted EPS in the year-ago quarter. On July 14, 2010, the company forecasted third quarter diluted EPS of $0.18 to $0.22.

Adjusted results for the 2009 third quarter exclude $8 million pretax ($4 million after-tax and $0.01 per diluted share) of restructuring costs and other charges, as well as $752 million pretax ($502 million after-tax and $1.41 per diluted share) of impairment charges related to the Timeshare segment. Adjusted results for 2009 third quarter also exclude the $13 million ($0.03 per diluted share) impact of non-cash charges in the provision for income taxes.

Reported net income totaled $83 million in the third quarter of 2010 compared to the reported loss of $466 million in the year-ago quarter. Reported diluted EPS was $0.22 in the third quarter of 2010 compared to reported diluted losses per share of $1.31 in the third quarter of 2009.

J.W. Marriott, Jr., chairman and chief executive officer of Marriott International, said, “We are having an outstanding year. Corporate and leisure demand continues to strengthen, and we are leading the U.S. industry in pushing retail price increases. For the Marriott Hotels and Resorts brand in North America, nearly 90 percent of hotels raised corporate retail rates in the quarter and, overall, such retail rates rose 9 percent.

“In the third quarter, revenue per available room at North American systemwide hotels rose 7.2 percent year-over-year and average daily rates rose nearly 2 percent. International systemwide hotels showed tremendous strength, with REVPAR up 12 percent in the quarter on a constant dollar basis. Our Asia Pacific region is leading the way with REVPAR up over 20 percent. China was especially strong with our hotels benefiting from favorable demand, strong brands and outstanding locations.

“While U.S. supply growth continues to moderate, we are adding hotels to our portfolio. During the third quarter, we opened over 5,000 new rooms, and we have nearly 95,000 rooms in our worldwide development pipeline at quarter-end, including the stunning 3,000 room Cosmopolitan Hotel in Las Vegas – our first hotel on the Strip – which will open in December as part of The Autograph Collection. Our pipeline also includes almost 7,000 rooms to be converted to our brands.

“With substantial unit growth, improving REVPAR and continued focus on the bottom line, our strong cash flow has enabled us to reduce our debt ahead of schedule. Our adjusted net debt has declined by almost $1.5 billion since the end of 2008. We are pleased that Standard & Poor’s upgraded our bond rating to BBB last week.

“We expect 2011 to be even better than 2010 as demand and pricing continue to strengthen. We are currently forecasting 2011 systemwide worldwide REVPAR to increase 6 to 8 percent. We also expect to open 25,000 to 30,000 rooms worldwide in 2011.”

For the 2010 third quarter, REVPAR for worldwide comparable systemwide properties increased 8.2 percent (a 7.5 percent increase using actual dollars).

International comparable systemwide REVPAR rose 12.0 percent (an 8.5 percent increase using actual dollars), including a 1.6 percent increase in average daily rate (a 1.6 percent decrease using actual dollars) in the third quarter of 2010.

In North America, comparable systemwide REVPAR increased 7.2 percent in the third quarter of 2010, including a 1.7 percent increase in average daily rate. REVPAR for comparable systemwide North American full-service and luxury hotels (including Marriott Hotels & Resorts, The Ritz-Carlton and Renaissance Hotels) increased 7.3 percent with a 2.6 percent increase in average daily rate. The company estimates that excluding the impact of the calendar shift of Rosh Hashanah from the 2009 fiscal fourth quarter to the 2010 fiscal third quarter, REVPAR for comparable systemwide North American full-service and luxury hotels would have increased nearly 8 percent.

Marriott added 32 new properties (5,056 rooms) to its worldwide lodging portfolio in the 2010 third quarter, including the Renaissance Tianjin Lakeview, the Ritz-Carlton Shanghai Pudong and the 457-room Courtyard Shanghai Puxi. Three properties (667 rooms) exited the system during the quarter. At quarter-end, the company’s lodging group encompassed 3,518 properties and timeshare resorts for a total of over 611,000 rooms.

The company’s worldwide pipeline of hotels under construction, awaiting conversion or approved for development totaled almost 575 properties with nearly 95,000 rooms at quarter-end.

MARRIOTT REVENUES totaled over $2.6 billion in the 2010 third quarter compared to approximately $2.5 billion for the third quarter of 2009. Total fee revenue rose 9 percent to $253 million reflecting higher REVPAR and fees from new hotels. Third quarter incentive management fees alone increased 24 percent to $21 million. In the third quarter, 23 percent of company-managed hotels earned incentive management fees compared to 20 percent in the year-ago quarter. Incentive management fees largely came from hotels outside of North America in both the 2010 and 2009 quarters.

Worldwide comparable company-operated house profit margins increased 90 basis points in the third quarter reflecting higher occupancy, rate increases and strong productivity. House profit margins for comparable company-operated properties outside North America increased 170 basis points and North American comparable company-operated house profit margins increased 30 basis points from the year-ago quarter. Excluding the impact of cancellation and attrition fees in the 2009 quarter, North American comparable company-operated house profit margins increased 60 basis points year-over-year.

Owned, leased, corporate housing and other revenue, net of direct expenses, declined $5 million in the 2010 third quarter, to $7 million, largely due to the impact of a $6 million cancellation fee recorded in the 2009 third quarter.

The company launched Marriott Vacation Club Destinations, a new North American timeshare points program, in June and focused its efforts on educating existing customers about the benefits of the new product. The program allows customers to purchase timeshare in smaller increments than the traditional one-week product and allows greater flexibility of use. Feedback from owners has been favorable. In the third quarter alone, 22,000 existing owners joined the points program, exceeding the company’s expectations, and many of those owners purchased additional product. In fact, contract sales to existing owners increased 27 percent in the third quarter. With fewer sales to new customers year-over-year, third quarter adjusted Timeshare segment contract sales decreased 6 percent to $165 million (excluding a $1 million allowance for fractional contract cancellations recorded in the quarter). In the prior year’s quarter, Timeshare segment adjusted contract sales totaled $176 million (excluding a $24 million allowance for fractional and residential contract cancellations).

In the third quarter, Timeshare sales and services revenue totaled $275 million and, net of expenses, totaled $56 million for the quarter. Adjusting for the Timeshare impairment and restructuring costs and other charges, as well as the impact of consolidating securitized loans had that occurred at the beginning of 2009 rather than 2010, third quarter 2009 timeshare sales and services revenue would have totaled $290 million and, net of direct expenses, would have totaled $45 million. These adjustments for the 2009 quarter are shown on page A-11.

Third quarter 2010 Timeshare sales and services revenue, net of expense, benefited from lower marketing and sales costs, price increases year-over-year, and a $15 million favorable adjustment to the Marriott Rewards liability resulting from the lower than projected cost of Marriott Rewards redemptions. Results were reduced by $6 million of incremental program costs and $11 million of deferred profit associated with lower reportability of contract sales, both related to the new points-based program.

Timeshare segment results include Timeshare sales and services revenue, net of direct expenses, as well as base management fees, equity in earnings (losses), gains and other income, noncontrolling interest, interest expense and general, administrative and other expenses associated with the timeshare business. Timeshare segment results for the 2010 third quarter totaled $37 million as shown on page A-9. In the prior year quarter, adjusted Timeshare segment results would have totaled $24 million, adjusting for the Timeshare impairment and restructuring costs and other charges, as well as the impact of consolidating securitized loans had that occurred at the beginning of 2009 rather than 2010, as shown on page A-11. Timeshare segment results for the 2010 third quarter included $12 million of interest expense related to the consolidation of securitized Timeshare notes. Adjusted Timeshare segment results for the year-ago quarter included $17 million of interest expense related to the consolidation of securitized Timeshare notes.

GENERAL, ADMINISTRATIVE and OTHER expenses for the 2010 third quarter increased 4 percent to $149 million, compared to adjusted expenses of $143 million in the year-ago quarter, and included higher incentive compensation and legal costs, partially offset by lower deferred compensation expenses and the favorable reversal of an accrual related to a tax settlement on a European asset.

GAINS (LOSSES) AND OTHER INCOME totaled $3 million, primarily reflecting gains on the sale of real estate. The prior year’s third quarter losses totaled $1 million and included a $5 million impairment charge on an investment partially offset by $3 million of gains on the sale of real estate and $1 million of income from cost method investments.

INTEREST EXPENSE increased to $41 million in the third quarter primarily due to $12 million of interest expense related to the consolidation of debt associated with securitized Timeshare notes, lower capitalized interest and higher interest expense associated with the company’s deferred compensation plan, partially offset by the impact of lower debt balances and lower interest rates. Adjusting for the impact of consolidating securitized loans had that occurred at the beginning of 2009 rather than 2010, third quarter 2009 interest expense would have been $44 million.

EQUITY IN (LOSSES) totaled a $5 million loss in the quarter compared to an $11 million adjusted loss in the year-ago quarter. The $6 million improvement in results primarily reflected lower losses in two joint ventures, as well as the favorable impact of the impairment of one investment in the year ago quarter.

Earnings before Interest Expense, Taxes, Depreciation and Amortization (EBITDA)

EBITDA totaled $220 million in the 2010 third quarter. In the 2009 third quarter, adjusted EBITDA totaled $163 million. If the consolidation of securitized Timeshare notes had occurred at the beginning of 2009, adjusted EBITDA in the 2009 third quarter would have totaled $195 million.

BALANCE SHEET

At the end of the third quarter 2010, total debt was $2,726 million and cash balances totaled $223 million, compared to $2,298 million in debt and $115 million of cash at year-end 2009. Adjusting for the debt associated with securitized Timeshare mortgage notes now required to be consolidated under new accounting rules, adjusted total debt, net of cash, totaled $1,591 million, a decline of nearly $600 million since year-end 2009.

At the end of the 2010 third quarter, Marriott did not have any borrowings outstanding under its $2.4 billion revolving bank credit facility.

COMMON STOCK

Weighted average fully diluted shares outstanding used to calculate diluted EPS totaled 378.1 million in the 2010 third quarter compared to weighted average fully diluted shares outstanding of 367.5 million used to calculate adjusted diluted EPS in the year-ago quarter.

The remaining share repurchase authorization, as of September 10, 2010, totaled 21.3 million shares.

FOURTH QUARTER 2010 OUTLOOK

For the fourth quarter, the company assumes comparable systemwide REVPAR on a constant dollar basis will increase 6 to 8 percent in North America, 7 to 9 percent outside North America and 6 to 8 percent worldwide.

The company assumes fourth quarter 2010 Timeshare contract sales will total $190 million to $200 million and Timeshare sales and services revenue, net of direct expenses, will total approximately $45 million to $50 million. With these assumptions, Timeshare segment results for the fourth quarter, including interest expense associated with securitized notes, are expected to total $40 million to $45 million, including an approximately $20 million gain on the sale of real estate.

The company expects to open about 30,000 rooms in 2010.

The company estimates that, on a full-year basis, one point of worldwide systemwide REVPAR impacts total fees by approximately $15 million pretax and owned, leased, corporate housing and other revenue, net of direct expense, by approximately $5 million pretax.

	Fourth Quarter 2010	Full Year 2010

Total fee revenue	$370 million to $380 million	$1,166 million to $1,176 million

Owned, leased, corporate housing and other revenue, net of direct expenses	Approx $40 million	Approx $90 million

Timeshare sales and services revenue, net of direct expenses	$45 million to $50 million	$201 million to $206 million

General, administrative and other expenses	$220 million to $225 million	$649 million to $654 million

Operating income	$230 million to $250 million	$803 million to $823 million

Gains and other income	Approx $25 million	Approx $32 million

Net interest expense[1]	Approx $50 million	Approx $169 million

Equity in (losses)	Approx ($10) million	Approx ($30) million

Earnings per share	$0.33 to $0.36	$1.09 to $1.12

Tax rate		35.5 percent

[1]	Net of interest income

The company expects investment spending in 2010 will total approximately $500 million, including $50 million for maintenance capital spending and $200 million of other capital expenditures (including property acquisitions). Investment spending will also include new mezzanine financing and mortgage loans, contract acquisition costs, and equity and other investments.

Based upon the assumptions above, full year 2010 EBITDA is expected to total $1,050 million to $1,065 million, an 8 to 9 percent increase over the prior year’s adjusted EBITDA including the impact of consolidating securitized loans had that occurred at the beginning of 2009 rather than 2010. Adjusted EBITDA for full year 2009 totaled $974 million and is shown on page A-15.

2011 OUTLOOK

For the full year 2011, the company expects the business climate, particularly the pricing environment, to continue to improve. The company assumes full year 2011 systemwide REVPAR on a constant dollar basis will increase 6 to 8 percent in North America, outside North America and on a worldwide basis.

The company expects to open 25,000 to 30,000 rooms in 2011 as most hotels expected to open are already under construction or undergoing conversion from other brands. Given these assumptions, full year 2011 fee revenue could total $1,290 million to $1,330 million and owned, leased, corporate housing and other revenue, net of direct expense, could increase 5 to 15 percent year-over-year.

The company expects 2011 Timeshare contract sales to be in line with 2010 levels.

The company expects its 2011 general and administrative costs to increase 3 to 5 percent reflecting increased spending for brand initiatives and higher compensation.

Marriott International, Inc. (NYSE:MAR) will conduct its quarterly earnings review for the investment community and news media on Thursday, October 7, 2010 at 10 a.m. Eastern Time (ET). The conference call will be webcast simultaneously via Marriott’s investor relations website at http://www.marriott.com/investor, click the “Recent and Upcoming Events” tab and click on the quarterly conference call link. A replay will be available at that same website until October 7, 2011.

The telephone dial-in number for the conference call is 706-679-3455 and the conference ID is 93873764. A telephone replay of the conference call will be available from 1 p.m. ET, Thursday, October 7, 2010 until 8 p.m. ET, Thursday, October 14, 2010. To access the replay, call 706-645-9291. The reservation number for the recording is 93873764.

Definitions

All references to net income or net loss reflect net income or net loss attributable to Marriott. All references to EPS or diluted losses per share, unless otherwise noted, reflect EPS or diluted losses per share attributable to Marriott shareholders.

Note: This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including REVPAR, profit margin and earnings trends, estimates and assumptions; statements concerning the number of lodging properties we expect to add in the future; our expectations about investment spending and share repurchases; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including the continuation and pace of the economic recovery; supply and demand changes for hotel rooms, corporate housing and our Timeshare segment products; competitive conditions in the lodging industry; relationships with clients and property owners; the availability of capital to finance hotel growth and refurbishment; and other risk factors that we identify in our most recent quarterly report on Form 10-Q; any of which could cause actual results to differ materially from the expectations we express or imply here. These statements are made as of October 6, 2010, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

MARRIOTT INTERNATIONAL, INC. (NYSE:MAR) is a leading lodging company with more than 3,500 lodging properties in 70 countries and territories. Marriott International operates and franchises hotels under the Marriott, JW Marriott, The Ritz-Carlton, The Autograph Collection, Renaissance, Residence Inn, Courtyard, TownePlace Suites, Fairfield Inn, SpringHill Suites and Bulgari brand names; develops and operates vacation ownership resorts under the Marriott Vacation Club, The Ritz-Carlton Destination Club, and Grand Residences by Marriott brands; licenses and manages whole-ownership residential brands, including The Ritz-Carlton Residences, JW Marriott Residences and Marriott Residences; operates Marriott Executive Apartments; provides furnished corporate housing through its Marriott ExecuStay division; and operates conference centers. The company is headquartered in Bethesda, Maryland, USA, and had approximately 137,000 employees at 2009 year-end. It is recognized by FORTUNE® as one of the best companies to work for, and by Newsweek as one of the greenest big companies in America. In fiscal year 2009, Marriott International reported sales from continuing operations of nearly $11 billion. For more information or reservations, please visit our web site at www.marriott.com, and for the latest company news, visit www.marriottnewscenter.com.

IRPR#1

Tables follow

MARRIOTT INTERNATIONAL, INC.

PRESS RELEASE SCHEDULES

QUARTER 3, 2010

TABLE OF CONTENTS

Consolidated Statements of Income	A-1

Total Lodging Products	A-4

Key Lodging Statistics	A-5

Timeshare Segment	A-9

Third Quarter 2009 Timeshare Segment As Adjusted Had ASU Nos. 2009-16 and 2009-17 Been Adopted on January 3, 2009	A-11

Timeshare Inventory As Adjusted Had ASU Nos. 2009-16 and 2009-17 Been Adopted on January 3, 2009	A-12

EBITDA and Adjusted EBITDA	A-13

Third Quarter 2009 EBITDA As Adjusted Had ASU Nos. 2009-16 and 2009-17 Been Adopted on January 3, 2009	A-14

2009 EBITDA As Adjusted Had ASU Nos. 2009-16 and 2009-17 Been Adopted on January 3, 2009 and Forecasted 2010	A-15

Adjusted Total Debt Net of Cash	A-16

Third Quarter 2009 Interest Expense As Adjusted Had ASU Nos. 2009-16 and 2009-17 Been Adopted on January 3, 2009	A-17

Non-GAAP Financial Measures	A-18

MARRIOTT INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share amounts)

	As Reported 12 Weeks Ended September 10, 2010	As Reported 12 Weeks Ended September 11, 2009	Adjustments			As Adjusted 12 Weeks Ended September 11, 2009**	Percent Better/(Worse) 2010 vs. Adjusted 2009
			Restructuring Costs & Other Charges	Timeshare Strategy - Impairment Charges	Certain Tax Items
REVENUES
Base management fees	$123	$116	$—	$—	$—	$116	6
Franchise fees	109	100	—	—	—	100	9
Incentive management fees	21	17	—	—	—	17	24
Owned, leased, corporate housing and other revenue [1]	220	226	—	—	—	226	(3)
Timeshare sales and services [2]	275	254	(3)	—	—	251	10
Cost reimbursements [3]	1,900	1,758	—	—	—	1,758	8

Total Revenues	2,648	2,471	(3)	—	—	2,468	7
OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing - direct [4]	213	214	—	—	—	214	—
Timeshare - direct	219	238	—	—	—	238	8
Timeshare strategy - impairment charges	—	614	—	(614)	—	—	—
Reimbursed costs	1,900	1,758	—	—	—	1,758	(8)
Restructuring costs	—	9	(9)	—	—	—	—
General, administrative and other [5]	149	144	(1)	—	—	143	(4)

Total Expenses	2,481	2,977	(10)	(614)	—	2,353	(5)

OPERATING INCOME (LOSS)	167	(506)	7	614	—	115	45
Gains and other income [6]	3	(1)	—	—	—	(1)	400
Interest expense	(41)	(27)	—	—	—	(27)	(52)
Interest income	4	5	—	—	—	5	(20)
Equity in losses [7]	(5)	(12)	1	—	—	(11)	55
Timeshare strategy - impairment charges (non-operating)	—	(138)	—	138	—	—	—

INCOME (LOSS) BEFORE INCOME TAXES	128	(679)	8	752	—	81	58
(Provision) benefit for income taxes	(45)	210	(4)	(250)	13	(31)	(45)

NET INCOME (LOSS)	83	(469)	4	502	13	50	66
Add: Net losses attributable to noncontrolling interests, net of tax	—	3	—	—	—	3	(100)

NET INCOME (LOSS) ATTRIBUTABLE TO MARRIOTT	$83	$(466)	$4	$502	$13	$53	57

EARNINGS (LOSSES) PER SHARE - Basic [8]
Earnings (losses) per share attributable to Marriott shareholders [9]	$0.23	$(1.31)	$0.01	$1.41	$0.03	$0.15	53

EARNINGS (LOSSES) PER SHARE - Diluted [8,10]
Earnings (losses) per share attributable to Marriott shareholders [9]	$0.22	$(1.31)	$0.01	$1.41	$0.03	$0.15	47

Basic Shares [8]	363.1	356.7	356.7	356.7	356.7	356.7
Diluted Shares [8,10]	378.1	356.7	356.7	356.7	356.7	367.5

**	Denotes non-GAAP financial measures. Please see pages A-18 and A-19 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

See page A-3 for footnote references.

MARRIOTT INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share amounts)

			Adjustments
	As Reported 36 Weeks Ended September 10, 2010	As Reported 36 Weeks Ended September 11, 2009	Restructuring Costs & Other Charges	Timeshare Strategy - Impairment Charges	Certain Tax Items	As Adjusted 36 Weeks Ended September 11, 2009**	Percent Better/(Worse) 2010 vs. Adjusted 2009

REVENUES
Base management fees	$384	$367	$—	$—	$—	$367	5
Franchise fees	305	281	—	—	—	281	9
Incentive management fees	107	95	—	—	—	95	13
Owned, leased, corporate housing and other revenue [1]	704	684	—	—	—	684	3
Timeshare sales and services (including net note sale losses of $1 for thirty-six weeks ended September 11, 2009) [2]	849	746	26	—	—	772	10
Cost reimbursements [3]	5,700	5,355	—	—	—	5,355	6

Total Revenues	8,049	7,528	26	—	—	7,554	7

OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing - direct [4]	654	638	—	—	—	638	(3)
Timeshare - direct	693	737	1	—	—	738	6
Timeshare strategy - impairment charges	—	614	—	(614)	—	—	—
Reimbursed costs	5,700	5,355	—	—	—	5,355	(6)
Restructuring costs	—	44	(44)	—	—	—	—
General, administrative and other [5]	429	507	(92)	—	—	415	(3)

Total Expenses	7,476	7,895	(135)	(614)	—	7,146	(5)

OPERATING INCOME (LOSS)	573	(367)	161	614	—	408	40

Gains and other income (including gain on debt extinguishment of $21 for the thirty-six weeks ended September 11, 2009) [6]	7	27	—	—	—	27	(74)
Interest expense	(130)	(84)	—	—	—	(84)	(55)
Interest income	11	20	—	—	—	20	(45)
Equity in losses [7]	(20)	(50)	33	—	—	(17)	(18)
Timeshare strategy - impairment charges (non-operating)	—	(138)	—	138	—	—	—

INCOME (LOSS) BEFORE INCOME TAXES	441	(592)	194	752	—	354	25

(Provision) benefit for income taxes	(156)	133	(76)	(250)	56	(137)	(14)

NET INCOME (LOSS)	285	(459)	118	502	56	217	31

Add: Net losses attributable to noncontrolling interests, net of tax	—	7	—	—	—	7	(100)

NET INCOME (LOSS) ATTRIBUTABLE TO MARRIOTT	$285	$(452)	$118	$502	$56	$224	27

EARNINGS (LOSSES) PER SHARE - Basic [8]
Earnings (losses) per share attributable to Marriott shareholders [9]	$0.79	$(1.27)	$0.33	$1.41	$0.16	$0.63	25

EARNINGS (LOSSES) PER SHARE - Diluted [8,10]
Earnings (losses) per share attributable to Marriott shareholders [9]	$0.76	$(1.27)	$0.33	$1.41	$0.16	$0.61	25

Basic Shares [8]	361.5	355.7	355.7	355.7	355.7	355.7
Diluted Shares [8,10]	376.4	355.7	355.7	355.7	355.7	365.4

**	Denotes non-GAAP financial measures. Please see pages A-18 and A-19 for additional information about our reasons for providing these alternative financial measures and limitations on their use. See page A-3 for footnote references.

MARRIOTT INTERNATIONAL, INC.

FOOTNOTES TO CONSOLIDATED STATEMENTS OF INCOME

[1]	–	Owned, leased, corporate housing and other revenue includes revenue from the properties we own or lease, revenue from our corporate housing business, termination fees, branding fees and other revenue.
[2]	–	Timeshare sales and services includes total timeshare revenue except for base management fees and cost reimbursements.
[3]	–	Cost reimbursements include reimbursements from properties for Marriott-funded operating expenses.
[4]	–	Owned, leased and corporate housing-direct expenses include operating expenses related to our owned or leased hotels, including lease payments, pre-opening expenses and depreciation, plus expenses related to our corporate housing business.
[5]	–	General, administrative and other expenses include the overhead costs allocated to our segments, and our corporate overhead costs and general expenses.
[6]	–	Gains and other income includes gains and losses on: the sale of real estate, note sales or repayments (except timeshare note securitizations), the sale of joint ventures and investments; and debt extinguishments, as well as income from cost method joint ventures.
[7]	–	Equity in losses includes our equity in losses of unconsolidated equity method joint ventures.
[8]	–	2009 share numbers and per share amounts have been retroactively adjusted to reflect the stock dividends with distribution dates of July 30, 2009, September 3, 2009 and December 3, 2009.
[9]	–	Earnings per share attributable to Marriott shareholders plus adjustment items may not equal earnings per share attributable to Marriott shareholders as adjusted due to rounding.
[10]	–	Basic and fully diluted weighted average common shares outstanding used to calculate earnings per share for the periods in which we had a loss are the same because inclusion of additional equivalents would be anti-dilutive.

MARRIOTT INTERNATIONAL, INC.

TOTAL LODGING PRODUCTS 1

	Number of Properties			Number of Rooms/Suites
Brand	September 10, 2010	September 11, 2009	vs. September 11, 2009	September 10, 2010	September 11, 2009	vs. September 11, 2009
Domestic Full-Service
Marriott Hotels & Resorts	355	350	5	142,277	139,280	2,997
Renaissance Hotels	79	78	1	28,790	28,508	282
Autograph Collection	11	—	11	1,646	—	1,646
Domestic Limited-Service
Courtyard	785	761	24	110,325	106,835	3,490
Fairfield Inn & Suites	647	609	38	58,398	54,537	3,861
SpringHill Suites	271	241	30	31,772	27,818	3,954
Residence Inn	592	583	9	71,280	69,865	1,415
TownePlace Suites	192	179	13	19,320	17,917	1,403
International
Marriott Hotels & Resorts	195	188	7	59,936	57,010	2,926
Renaissance Hotels	67	65	2	22,622	22,291	331
Courtyard	97	88	9	19,307	17,254	2,053
Fairfield Inn & Suites	10	9	1	1,235	1,109	126
SpringHill Suites	1	1	—	124	124	—
Residence Inn	18	18	—	2,559	2,604	(45)
Marriott Executive Apartments	23	22	1	3,775	3,580	195
Luxury
The Ritz-Carlton-Domestic	39	37	2	11,587	11,549	38
The Ritz-Carlton-International	35	33	2	10,457	10,117	340
Bulgari Hotels & Resorts	2	2	—	117	117	—
The Ritz-Carlton Residential	26	25	1	2,715	2,638	77
The Ritz-Carlton Serviced Apartments	3	3	—	458	474	(16)
Timeshare [2]
Marriott Vacation Club [3]	53	52	1	11,866	11,854	12
The Ritz-Carlton Destination Club	9	10	(1)	446	461	(15)
The Ritz-Carlton Residences	4	4	—	238	234	4
Grand Residences by Marriott - Fractional	2	2	—	248	248	—
Grand Residences by Marriott - Residential	2	2	—	68	91	(23)

Sub Total Timeshare	70	70	—	12,866	12,888	(22)

Total	3,518	3,362	156	611,566	586,515	25,051

Number of Timeshare Interval, Fractional and Residential Resorts

	Total Properties [2]	Properties in Active Sales [4]
100% Company-Developed
Marriott Vacation Club [3]	53	27
The Ritz-Carlton Destination Club and Residences	11	9
Grand Residences by Marriott and Residences	4	3
Joint Ventures
The Ritz-Carlton Destination Club and Residences	2	2

Total	70	41

[1]	Total Lodging Products excludes the 1,993 and 2,153 corporate housing rental units as of September 10, 2010 and September 11, 2009, respectively.
[2]	Includes products that are in active sales as well as those that are sold out. Residential products are included once they possess a certificate of occupancy.
[3]	Marriott Vacation Club includes Horizons by Marriott Vacation Club products that were previously reported separately.
[4]	Products in active sales may not be ready for occupancy.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Constant $

Comparable Company-Operated International Properties1

	Three Months Ended August 31, 2010 and August 31, 2009
	REVPAR		Occupancy		Average Daily Rate
Region	2010	vs. 2009	2010	vs. 2009	2010	vs. 2009
Caribbean & Latin America	$113.33	7.6%	71.5%	5.8% pts.	$158.53	-1.1%
Continental Europe	$112.54	8.6%	75.5%	3.8% pts.	$149.09	3.2%
United Kingdom	$129.35	9.7%	81.6%	3.3% pts.	$158.45	5.3%
Middle East & Africa	$74.25	-2.2%	62.4%	1.5% pts.	$119.06	-4.5%
Asia Pacific [2]	$80.76	29.9%	68.1%	13.1% pts.	$118.54	4.9%
Regional Composite [3]	$103.89	12.1%	73.0%	6.5% pts.	$142.33	2.2%
International Luxury [4]	$182.05	12.4%	62.8%	5.3% pts.	$289.92	2.8%
Total International [5]	$112.42	12.2%	71.9%	6.3% pts.	$156.39	2.3%
Worldwide [6]	$101.43	8.4%	71.2%	3.7% pts.	$142.46	2.8%

Comparable Systemwide International Properties1

	Three Months Ended August 31, 2010 and August 31, 2009
	REVPAR		Occupancy		Average Daily Rate
Region	2010	vs. 2009	2010	vs. 2009	2010	vs. 2009
Caribbean & Latin America	$100.82	14.2%	68.6%	8.1% pts.	$146.92	0.7%
Continental Europe	$111.17	9.0%	74.7%	4.8% pts.	$148.78	2.0%
United Kingdom	$127.58	9.6%	81.3%	3.4% pts.	$157.02	5.0%
Middle East & Africa	$73.85	-1.9%	62.7%	1.6% pts.	$117.81	-4.4%
Asia Pacific [2]	$88.25	21.0%	68.2%	11.3% pts.	$129.35	0.9%
Regional Composite [3]	$103.38	11.9%	72.2%	6.7% pts.	$143.23	1.5%
International Luxury [4]	$182.05	12.4%	62.8%	5.3% pts.	$289.92	2.8%
Total International [5]	$110.47	12.0%	71.3%	6.6% pts.	$154.85	1.6%
Worldwide [6]	$89.79	8.2%	71.7%	4.2% pts.	$125.18	1.8%

[1]

We report financial results on a period basis and international statistics on a monthly basis. Statistics are in constant dollars for June through August. International includes properties located outside the Continental United States and Canada, except for Worldwide which includes the Continental United States.

[2]	Does not include Hawaii.
[3]	Regional information includes the Marriott Hotels & Resorts, Renaissance Hotels and Courtyard brands. Includes Hawaii.
[4]	International Luxury includes The Ritz-Carlton properties outside of the Continental United States and Canada and Bulgari Hotels & Resorts.
[5]	Includes Regional Composite and International Luxury.
[6]

Includes international statistics for the three calendar months ended August 31, 2010 and August 31, 2009, and the Continental United States statistics for the twelve weeks ended September 10, 2010 and September 11, 2009. Includes the Marriott Hotels & Resorts, Renaissance Hotels, The Ritz-Carlton, Bulgari Hotels & Resorts, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites and SpringHill Suites brands.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Constant $

Comparable Company-Operated International Properties1

	Eight Months Ended August 31, 2010 and August 31, 2009
	REVPAR		Occupancy		Average Daily Rate
Region	2010	vs. 2009	2010	vs. 2009	2010	vs. 2009
Caribbean & Latin America	$130.49	5.2%	72.4%	5.2% pts.	$180.16	-2.4%
Continental Europe	$108.94	5.8%	69.4%	4.0% pts.	$156.87	-0.3%
United Kingdom	$117.80	7.5%	76.0%	3.9% pts.	$154.96	2.0%
Middle East & Africa	$90.84	-4.4%	69.0%	2.3% pts.	$131.57	-7.5%
Asia Pacific [2]	$80.00	25.7%	66.1%	14.1% pts.	$121.02	-1.1%
Regional Composite [3]	$104.12	8.5%	70.5%	6.8% pts.	$147.78	-1.9%
International Luxury [4]	$196.14	9.8%	63.5%	6.8% pts.	$308.92	-1.9%
Total International [5]	$114.16	8.7%	69.7%	6.8% pts.	$163.79	-1.8%
Worldwide [6]	$102.45	5.5%	69.2%	4.6% pts.	$148.01	-1.5%

Comparable Systemwide International Properties1

	Eight Months Ended August 31, 2010 and August 31, 2009
	REVPAR		Occupancy		Average Daily Rate
Region	2010	vs. 2009	2010	vs. 2009	2010	vs. 2009
Caribbean & Latin America	$113.59	11.1%	69.3%	7.9% pts.	$163.94	-1.6%
Continental Europe	$106.02	5.5%	68.1%	4.7% pts.	$155.68	-1.8%
United Kingdom	$116.04	7.3%	75.4%	3.8% pts.	$153.86	1.9%
Middle East & Africa	$89.87	-3.9%	69.1%	2.7% pts.	$130.09	-7.6%
Asia Pacific [2]	$85.54	17.9%	66.5%	12.1% pts.	$128.55	-3.5%
Regional Composite [3]	$102.48	8.4%	69.4%	6.9% pts.	$147.58	-2.4%
International Luxury [4]	$196.14	9.8%	63.5%	6.8% pts.	$308.92	-1.9%
Total International [5]	$110.92	8.6%	68.9%	6.9% pts.	$160.97	-2.3%
Worldwide [6]	$87.38	4.8%	68.6%	4.3% pts.	$127.41	-1.8%

[1]

We report financial results on a period basis and international statistics on a monthly basis. Statistics are in constant dollars for January through August. International includes properties located outside the Continental United States and Canada, except for Worldwide which includes the Continental United States.

[2]	Does not include Hawaii.
[3]	Regional information includes the Marriott Hotels & Resorts, Renaissance Hotels and Courtyard brands. Includes Hawaii.
[4]	International Luxury includes The Ritz-Carlton properties outside of the Continental United States and Canada and Bulgari Hotels & Resorts.
[5]	Includes Regional Composite and International Luxury.
[6]

Includes international statistics for the eight calendar months ended August 31, 2010 and August 31, 2009, and the Continental United States statistics for the thirty-six weeks ended September 10, 2010 and September 11, 2009. Includes the Marriott Hotels & Resorts, Renaissance Hotels, The Ritz-Carlton, Bulgari Hotels & Resorts, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites and SpringHill Suites brands.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Comparable Company-Operated North American Properties1

	Twelve Weeks Ended September 10, 2010 and September 11, 2009
	REVPAR		Occupancy		Average Daily Rate
Brand	2010	vs. 2009	2010	vs. 2009	2010	vs. 2009
Marriott Hotels & Resorts	$105.35	7.0%	71.7%	2.2% pts.	$147.02	3.7%
Renaissance Hotels	$98.20	3.8%	69.1%	0.7% pts.	$142.02	2.7%
Composite North American Full-Service[2]	$104.01	6.4%	71.2%	1.9% pts.	$146.11	3.5%
The Ritz-Carlton[3]	$169.51	7.9%	68.6%	2.9% pts.	$247.12	3.3%
Composite North American Full-Service & Luxury[4]	$112.10	6.7%	70.9%	2.0% pts.	$158.18	3.6%
Residence Inn	$89.50	6.2%	78.9%	3.8% pts.	$113.40	1.1%
Courtyard	$71.37	5.8%	67.5%	2.5% pts.	$105.77	1.9%
TownePlace Suites	$54.67	5.2%	72.8%	4.0% pts.	$75.06	-0.5%
SpringHill Suites	$64.65	8.0%	68.5%	3.6% pts.	$94.32	2.3%
Composite North American Limited-Service[5]	$74.74	6.0%	70.9%	3.0% pts.	$105.39	1.5%
Composite - All[6]	$96.40	6.5%	70.9%	2.4% pts.	$135.99	2.8%

Comparable Systemwide North American Properties1

	Twelve Weeks Ended September 10, 2010 and September 11, 2009
	REVPAR		Occupancy		Average Daily Rate
Brand	2010	vs. 2009	2010	vs. 2009	2010	vs. 2009
Marriott Hotels & Resorts	$95.20	7.4%	69.4%	3.1% pts.	$137.17	2.6%
Renaissance Hotels	$92.22	6.2%	69.6%	2.7% pts.	$132.59	2.1%
Composite North American Full-Service[2]	$94.67	7.2%	69.4%	3.1% pts.	$136.35	2.5%
The Ritz-Carlton[3]	$169.51	7.9%	68.6%	2.9% pts.	$247.12	3.3%
Composite North American Full-Service & Luxury[4]	$100.21	7.3%	69.4%	3.0% pts.	$144.46	2.6%
Residence Inn	$91.37	6.6%	80.6%	4.4% pts.	$113.32	0.9%
Courtyard	$76.92	6.8%	70.2%	3.3% pts.	$109.63	1.8%
Fairfield Inn & Suites	$61.20	8.4%	70.5%	4.4% pts.	$86.76	1.7%
TownePlace Suites	$61.74	8.6%	76.4%	7.1% pts.	$80.79	-1.4%
SpringHill Suites	$69.63	6.9%	70.6%	4.5% pts.	$98.56	0.1%
Composite North American Limited-Service[5]	$75.92	7.1%	73.3%	4.1% pts.	$103.52	1.1%
Composite - All[6]	$85.24	7.2%	71.8%	3.7% pts.	$118.69	1.7%

[1]	Statistics include only properties located in the Continental United States.
[2]	Includes the Marriott Hotels & Resorts and Renaissance Hotels brands.
[3]	Statistics for The Ritz-Carlton are for June through August.
[4]	Includes the Marriott Hotels & Resorts, Renaissance Hotels and The Ritz-Carlton brands.
[5]	Includes the Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites and SpringHill Suites brands.
[6]	Includes the Marriott Hotels & Resorts, Renaissance Hotels, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites brands.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Comparable Company-Operated North American Properties1

	Thirty-six Weeks Ended September 10, 2010 and September 11, 2009
	REVPAR		Occupancy		Average Daily Rate
Brand	2010	vs. 2009	2010	vs. 2009	2010	vs. 2009
Marriott Hotels & Resorts	$107.94	4.3%	70.4%	3.7% pts.	$153.40	-1.2%
Renaissance Hotels	$102.32	1.1%	68.1%	2.2% pts.	$150.30	-2.3%
Composite North American Full-Service [2]	$106.88	3.7%	69.9%	3.4% pts.	$152.83	-1.4%
The Ritz-Carlton [3]	$191.72	9.7%	68.7%	6.5% pts.	$279.22	-0.7%
Composite North American Full-Service & Luxury [4]	$116.24	4.7%	69.8%	3.7% pts.	$166.55	-0.9%
Residence Inn	$85.65	3.5%	75.0%	4.7% pts.	$114.20	-3.0%
Courtyard	$69.98	1.9%	65.2%	3.2% pts.	$107.35	-3.1%
TownePlace Suites	$49.48	-1.1%	66.6%	3.4% pts.	$74.34	-6.2%
SpringHill Suites	$63.36	3.0%	65.9%	3.7% pts.	$96.09	-2.9%
Composite North American Limited-Service [5]	$72.48	2.3%	68.0%	3.6% pts.	$106.63	-3.1%
Composite - All [6]	$97.69	4.0%	69.0%	3.7% pts.	$141.53	-1.6%

Comparable Systemwide North American Properties1

	Thirty-six Weeks Ended September 10, 2010 and September 11, 2009
	REVPAR		Occupancy		Average Daily Rate
Brand	2010	vs. 2009	2010	vs. 2009	2010	vs. 2009
Marriott Hotels & Resorts	$95.79	4.4%	67.6%	4.0% pts.	$141.62	-1.7%
Renaissance Hotels	$94.03	3.1%	68.0%	3.9% pts.	$138.29	-2.8%
Composite North American Full-Service [2]	$95.48	4.2%	67.7%	4.0% pts.	$141.02	-1.9%
The Ritz-Carlton [3]	$191.72	9.7%	68.7%	6.5% pts.	$279.22	-0.7%
Composite North American Full-Service & Luxury [4]	$101.80	4.8%	67.8%	4.1% pts.	$150.23	-1.5%
Residence Inn	$85.83	3.8%	76.4%	4.7% pts.	$112.34	-2.6%
Courtyard	$73.42	2.7%	66.8%	3.1% pts.	$109.90	-2.0%
Fairfield Inn & Suites	$54.54	2.7%	64.5%	2.8% pts.	$84.62	-1.7%
TownePlace Suites	$55.95	3.1%	69.6%	5.5% pts.	$80.33	-5.1%
SpringHill Suites	$65.41	2.0%	66.9%	3.8% pts.	$97.73	-3.7%
Composite North American Limited-Service [5]	$71.08	3.0%	69.0%	3.7% pts.	$103.04	-2.5%
Composite - All [6]	$82.80	3.9%	68.5%	3.8% pts.	$120.84	-1.9%

[1]	Statistics include only properties located in the Continental United States.
[2]	Includes the Marriott Hotels & Resorts and Renaissance Hotels brands.
[3]	Statistics for The Ritz-Carlton are for January through August.
[4]	Includes the Marriott Hotels & Resorts, Renaissance Hotels and The Ritz-Carlton brands.
[5]	Includes the Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites and SpringHill Suites brands.
[6]	Includes the Marriott Hotels & Resorts, Renaissance Hotels, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites brands.

MARRIOTT INTERNATIONAL, INC.

TIMESHARE SEGMENT

($ in millions)

	As Reported 12 Weeks Ended September 10, 2010	As Reported 12 Weeks Ended September 11, 2009	Adjustments		As Adjusted 12 Weeks Ended September 11, 2009**	Percent Better/(Worse) 2010 vs. Adjusted 2009
			Restructuring Costs & Other Charges	Timeshare Strategy - Impairment Charges
Segment Revenues
Base management fees	$11	$11	$—	$—	$11	—
Sales and services revenue
Development	135	138	—	—	138	(2)
Services	86	82	—	—	82	5
Financing revenue
Interest income - non-securitized notes	11	11	—	—	11	—
Interest income - securitized notes	30	—	—	—	—	*
Other financing revenue	2	12	(3)	—	9	(78)

Total financing revenue	43	23	(3)	—	20	115
Other revenue	11	11	—	—	11	—

Total sales and services revenue	275	254	(3)	—	251	10
Cost reimbursements	65	65	—	—	65	—

Segment revenues	$351	$330	$(3)	$—	$327	7

Segment Results
Base management fees	$11	$11	$—	$—	$11	—
Timeshare sales and services, net	56	16	(3)	—	13	331
Timeshare strategy - impairment charges	—	(614)	—	614	—	—
Restructuring costs	—	(7)	7	—	—	—
General, administrative and other expense	(16)	(17)	—	—	(17)	6
Gains and other income	—	1	—	—	1	(100)
Equity in losses	(2)	(4)	1	—	(3)	(33)
Interest expense	(12)	—	—	—	—	*
Timeshare strategy - impairment charges (non-operating)	—	(71)	—	71	—	—
Noncontrolling interest	—	4	—	—	4	(100)

Segment results	$37	$(681)	$5	$685	$9	311

Contract Sales
Company:
Timeshare	$157	$164	$—	$—	$164	(4)
Fractional	5	7	—	—	7	(29)
Residential	—	2	—	—	2	(100)

Total company	162	173	—	—	173	(6)
Joint ventures:
Timeshare	—	—	—	—	—	—
Fractional	2	(4)	7	—	3	(33)
Residential	—	(17)	17	—	—	—

Total joint ventures	2	(21)	24	—	3	(33)

Total contract sales [1]	$164	$152	$24	$—	$176	(7)

*	Percent cannot be calculated.
**	Denotes non-GAAP financial measures. Please see pages A-18 and A-19 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.
[1]

As Reported 12 Weeks Ended September 10, 2010 includes fractional contract cancellation allowances of ($1) million. Gross contract sales for the 2010 third quarter were $165 million before the contract cancellation allowance.

MARRIOTT INTERNATIONAL, INC.

TIMESHARE SEGMENT

($ in millions)

	As Reported 36 Weeks Ended September 10, 2010	As Reported 36 Weeks Ended September 11, 2009	Adjustments		As Adjusted 36 Weeks Ended September 11, 2009**	Percent Better/ (Worse) 2010 vs. Adjusted 2009
			Restructuring Costs & Other Charges	Timeshare Strategy - Impairment Charges
Segment Revenues
Base management fees	$34	$32	$—	$—	$32	6
Sales and services revenue
Development	430	441	4	—	445	(3)
Services	253	232	—	—	232	9
Financing revenue
Interest income - non-securitized notes	30	34	—	—	34	(12)
Interest income - securitized notes	99	—	—	—	—	*
Other financing revenue [1]	5	8	22	—	30	(83)

Total financing revenue	134	42	22	—	64	109
Other revenue	32	31	—	—	31	3

Total sales and services revenue	849	746	26	—	772	10
Cost reimbursements	189	184	—	—	184	3

Segment revenues	$1,072	$962	$26	$—	$988	9

Segment Results
Base management fees	$34	$32	$—	$—	$32	6
Timeshare sales and services, net	156	9	25	—	34	359
Timeshare strategy - impairment charges	—	(614)	—	614	—	—
Restructuring costs	—	(38)	38	—	—	—
General, administrative and other expense	(48)	(57)	7	—	(50)	4
Gains and other income	—	1	—	—	1	100
Equity in losses	(10)	(6)	3	—	(3)	233
Interest expense	(40)	—	—	—	—	*
Timeshare strategy - impairment charges (non-operating)	—	(71)	—	71	—	—
Noncontrolling interest	—	11	—	—	11	(100)

Segment results	$92	$(733)	$73	$685	$25	268

Contract Sales
Company:
Timeshare	$463	$502	$—	$—	$502	(8)
Fractional	21	25	1	—	26	(19)
Residential	6	(1)	4	—	3	100

Total company	490	526	5	—	531	(8)
Joint ventures:
Timeshare	—	—	—	—	—	—
Fractional	2	(9)	23	—	14	(86)
Residential	(3)	(27)	27	—	—	*

Total joint ventures	(1)	(36)	50	—	14	(107)

Total contract sales [2]	$489	$490	$55	$—	$545	(10)

*	Percent cannot be calculated.
**	Denotes non-GAAP financial measures. Please see pages A-18 and A-19 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.
[1]	As Reported 36 Weeks Ended September 11, 2009 and As Adjusted 36 Weeks Ended September 11, 2009 include losses on notes sold of $1 million and $1 million, respectively.
[2]

As Reported 36 Weeks Ended September 10, 2010 includes fractional and residential contract cancellation allowances of ($8) million and ($7) million, respectively. Gross contract sales for 2010 year-to-date were $504 million before the contract cancellation allowance.

MARRIOTT INTERNATIONAL, INC.

TIMESHARE SEGMENT

AS ADJUSTED HAD ASU NOS. 2009-16 AND 2009-17 BEEN ADOPTED ON JANUARY 3, 2009

THIRD QUARTER 2009

($ in millions)

	As Reported 12 Weeks Ended September 11, 2009	Adjustments		As Adjusted 12 Weeks Ended September 11, 2009**	ASU Nos. 2009-16 And 2009-17 Adjustments	As Adjusted For ASU Nos. 2009-16 And 2009-17 12 Weeks Ended September 11, 2009**
		Restructuring Costs & Other Charges	Timeshare Strategy - Impairment Charges
Segment Revenues
Base management fees	$11	$—	$—	$11	$—	$11
Sales and services revenue
Development	138	—	—	138	11	149
Services	82	—	—	82	—	82
Financing revenue
Interest income - non-securitized notes	11	—	—	11	—	11
Interest income - securitized notes	—	—	—	—	36	36
Other financing revenue	12	(3)	—	9	(8)	1

Total financing revenue	23	(3)	—	20	28	48
Other revenue	11	—	—	11	—	11

Total sales and services revenue	254	(3)	—	251	39	290
Cost reimbursements	65	—	—	65	—	65

Segment revenues	$330	$(3)	$—	$327	$39	$366

Segment Results
Base management fees	$11	$—	$—	$11	$—	$11
Timeshare sales and services, net	16	(3)	—	13	32	45
Timeshare strategy-impairment charges	(614)	—	614	—	—	—
Restructuring costs	(7)	7	—	—	—	—
General, administrative and other expense	(17)	—	—	(17)	—	(17)
Gains and other income	1	—	—	1	—	1
Equity in losses	(4)	1	—	(3)	—	(3)
Interest expense	—	—	—	—	(17)	(17)
Timeshare strategy-impairment charges (non-operating)	(71)	—	71	—	—	—
Noncontrolling interest	4	—	—	4	—	4

Segment results	$(681)	$5	$685	$9	$15	$24

Contract Sales
Company:
Timeshare	$164	$—	$—	$164	$—	$164
Fractional	7	—	—	7	—	7
Residential	2	—	—	2	—	2

Total company	173	—	—	173	—	173
Joint ventures:
Timeshare	—	—	—	—	—	—
Fractional	(4)	7	—	3	—	3
Residential	(17)	17	—	—	—	—

Total joint ventures	(21)	24	—	3	—	3

Total contract sales, including joint ventures	$152	$24	$—	$176	$—	$176

**	Denotes non-GAAP financial measures. Please see pages A-18 and A-19 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

TIMESHARE INVENTORY

AS ADJUSTED HAD ASU NOS. 2009-16 AND 2009-17 BEEN ADOPTED ON JANUARY 3, 2009

($ in millions)

	Balance at End of 2010 Third Quarter	As Reported Balance at Year-End 2009	Adjustments	As Adjusted For ASU Nos. 2009-16 And 2009-17 Balance at Year-End 2009**[1]

			ASU Nos. 2009-16 And 2009-17 Adjustments
Finished goods [2]	$738	$721	$100	$821
Work-in-process	147	198	—	198
Land and infrastructure	552	507	—	507

Total inventory	$1,437	$1,426	$100	$1,526

**	Denotes non-GAAP financial measures. Please see pages A-18 and A-19 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.
[1]	As Adjusted had ASU Nos. 2009-16 and 2009-17 (formerly referred to as FAS 166 & 167) been adopted on January 3, 2009.
[2]

Includes completed inventory as well as an estimate of inventory we expect to acquire when we foreclose on defaulted notes. The estimate of inventory we expect to acquire when we foreclose on defaulted notes for As Adjusted 2009 and As Reported 2010 include securitized and non-securitized notes, and As Reported 2009 includes non-securitized notes.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

EBITDA AND ADJUSTED EBITDA

($ in millions)

	Fiscal Year 2010
	First Quarter	Second Quarter	Third Quarter	Total Year to Date
Net Income attributable to Marriott	$83	$119	$83	$285
Interest expense	45	44	41	130
Tax provision	46	65	45	156
Depreciation and amortization	39	42	40	121
Less: Depreciation reimbursed by third-party owners	(3)	(3)	(2)	(8)
Interest expense from unconsolidated joint ventures	5	5	6	16
Depreciation and amortization from unconsolidated joint ventures	6	6	7	19

EBITDA **	$221	$278	$220	$719

Increase over 2009 Adjusted EBITDA	3%	26%	35%	20%

	Fiscal Year 2009
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net Income (Loss) attributable to Marriott	$(23)	$37	$(466)	$106	$(346)
Interest expense	29	28	27	34	118
Tax provision (benefit)	33	44	(210)	68	(65)
Tax provision, noncontrolling interest	1	2	1	—	4
Depreciation and amortization	39	42	43	61	185
Less: Depreciation reimbursed by third-party owners	(2)	(2)	(2)	(3)	(9)
Interest expense from unconsolidated joint ventures	3	6	4	6	19
Depreciation and amortization from unconsolidated joint ventures	6	6	6	9	27

EBITDA **	86	163	(597)	281	(67)

Restructuring costs and other charges
Severance	2	10	4	5	21
Facilities exit costs	—	22	5	2	29
Development cancellations	—	1	—	—	1

Total restructuring costs	2	33	9	7	51

Impairment of investments and other, net of prior year reserves	68	3	1	11	83
Reserves for loan losses	42	1	—	—	43
Contract cancellation allowances	4	1	1	3	9
Residual interests valuation	13	12	(3)	(2)	20
System development write-off	—	7	—	—	7

Total other charges	127	24	(1)	12	162

Total restructuring costs and other charges	129	57	8	19	213

Timeshare strategy - impairment charges
Operating impairments	—	—	614	—	614
Non-operating impairments	—	—	138	—	138

Total timeshare strategy - impairment charges	—	—	752	—	752

Adjusted EBITDA **	$215	$220	$163	$300	$898

**	Denotes non-GAAP financial measures. Please see pages A-18 and A-19 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

EBITDA AND ADJUSTED EBITDA

AS ADJUSTED HAD ASU NOS. 2009-16 AND 2009-17 BEEN ADOPTED ON JANUARY 3, 2009

THIRD QUARTER 2009

($ in millions)

	Third Quarter 2009	ASU Nos. 2009-16 and 2009-17 Adjustments	As Adjusted For ASU Nos. 2009-16 and 2009-17 Third Quarter 2009**
Net (Loss) Income attributable to Marriott	$(466)	$9	$(457)
Interest expense	27	17	44
Tax benefit	(210)	6	(204)
Tax provision, noncontrolling interest	1	—	1
Depreciation and amortization	43	—	43
Less: Depreciation reimbursed by third-party owners	(2)	—	(2)
Interest expense from unconsolidated joint ventures	4	—	4
Depreciation and amortization from unconsolidated joint ventures	6	—	6

EBITDA **	(597)	32	(565)

Restructuring costs and other charges
Severance	4	—	4
Facilities exit costs	5	—	5
Development cancellations	—	—	—

Total restructuring costs	9	—	9

Impairment of investments and other, net of prior year reserves	1	—	1
Reserves for loan losses	—	—	—
Contract cancellation allowances	1	—	1
Residual interests valuation	(3)	—	(3)
System development write-off	—	—	—

Total other charges	(1)	—	(1)

Total restructuring costs and other charges	8	—	8

Timeshare strategy - impairment charges
Operating impairments	614	—	614
Non-operating impairments	138	—	138

Total timeshare strategy - impairment charges	752	—	752

Adjusted EBITDA **	$163	$32	$195

**	Denotes non-GAAP financial measures. Please see pages A-18 and A-19 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

EBITDA AND ADJUSTED EBITDA

2009 AS ADJUSTED HAD ASU NOS. 2009-16 AND 2009-17 BEEN ADOPTED ON JANUARY 3, 2009

AND FORECASTED 2010

($ in millions)

	2009 Fiscal Year	ASU Nos. 2009-16 and 2009-17 Adjustments	As Adjusted For ASU Nos. 2009-16 and 2009-17 Fiscal Year 2009**	Range
				Estimated EBITDA Full Year 2010
Net (Loss) Income attributable to Marriott	$(346)	$(1)	$(347)	$411	$424
Interest expense	118	77	195	190	185
Tax (benefit) provision	(65)	—	(65)	224	231
Tax provision, noncontrolling interest	4	—	4	—	—
Depreciation and amortization	185	—	185	180	180
Less: Depreciation reimbursed by third-party owners	(9)	—	(9)	(10)	(10)
Interest expense from unconsolidated joint ventures	19	—	19	25	25
Depreciation and amortization from unconsolidated joint ventures	27	—	27	30	30

EBITDA **	(67)	76	9	1,050	1,065

Restructuring costs and other charges
Severance	21	—	21	—	—
Facilities exit costs	29	—	29	—	—
Development cancellations	1	—	1	—	—

Total restructuring costs	51	—	51	—	—

Impairment of investments and other, net of prior year reserves	83	—	83	—	—
Reserves for loan losses	43	—	43	—	—
Contract cancellation allowances	9	—	9	—	—
Residual interests valuation	20	—	20	—	—
System development write-off	7	—	7	—	—

Total other charges	162	—	162	—	—

Total restructuring costs and other charges	213	—	213	—	—

Timeshare strategy - impairment charges
Operating impairments	614	—	614	—	—
Non-operating impairments	138	—	138	—	—

Total timeshare strategy - impairment charges	752	—	752	—	—

Adjusted EBITDA **	$898	$76	$974	$1,050	$1,065

Increase over 2009 Adjusted EBITDA as Adjusted for ASU Nos. 2009-16 and 2009-17				8%	9%

**	Denotes non-GAAP financial measures. Please see pages A-18 and A-19 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

ADJUSTED TOTAL DEBT NET OF CASH

($ in millions)

				Better / (Worse) Change
				Balance at End of 2010 Third Quarter as Compared to
	Balance at End of 2010 Third Quarter	Balance at Year-End 2009	Balance at Year-End 2008	Balance at Year-End 2009	Balance at Year-End 2008
Total debt	$2,726	$2,298	$3,095	$(428)	$369
Cash and cash equivalents	(223)	(115)	(134)	108	89

Total debt net of cash**	2,503	2,183	2,961	(320)	458
Less the impact of ASU Nos. 2009-16 and 2009-17	(912)	—	—	912	912

Adjusted total debt net of cash** (a)	$1,591	$2,183	$2,961	$592	$1,370

(a)	Excludes the impact of the update to ASU Nos. 2009-16 and 2009-17.
**	Denotes non-GAAP financial measures. Please see pages A-18 and A-19 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

INTEREST EXPENSE

AS ADJUSTED HAD ASU NOS. 2009-16 AND 2009-17 BEEN ADOPTED ON JANUARY 3, 2009

THIRD QUARTER 2009

($ in millions)

	As Reported 12 Weeks Ended September 11, 2009	ASU Nos. 2009-16 and 2009-17 Adjustments	As Adjusted For ASU Nos. 2009-16 And 2009-17 12 Weeks Ended September 11, 2009**
Interest Expense	$27	$17	$44

**	Denotes non-GAAP financial measures. Please see pages A-18 and A-19 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed or authorized by United States generally accepted accounting principles (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the press release schedules reconcile the most directly comparable GAAP measure to each non-GAAP measure that we refer to (identified by a double asterisk on the preceding pages). Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, operating income, income from continuing operations, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and/or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Adjusted Measures That Exclude Certain Charges, Costs, and Other Expenses. Management evaluates non-GAAP measures that exclude the impact of Timeshare strategy - impairment charges incurred in the 2009 third quarter, restructuring costs and other charges incurred in the 2009 first through fourth quarters, and certain tax expenses incurred in the 2009 first through third quarters, because those non-GAAP measures allow for period-over-period comparisons of our on-going core operations before material charges. These non-GAAP measures also facilitate management’s comparison of results from our on-going operations before material charges with results from other lodging companies.

Timeshare Strategy - Impairment Charges. In response to the difficult business conditions that the Timeshare segment’s timeshare, luxury residential, and luxury fractional real estate development businesses experienced, we evaluated our entire Timeshare portfolio in the 2009 third quarter. In order to adjust the business strategy to reflect current market conditions at that time, on September 22, 2009, we approved plans for our Timeshare segment to take the following actions: (1) for our luxury residential projects, reduce prices, convert certain proposed projects to other uses, sell some undeveloped land, and not pursue further Marriott-funded residential development projects; (2) reduce prices for existing luxury fractional units; (3) continue short-term promotions for our U.S. timeshare business and defer the introduction of new projects and development phases; and (4) for our European timeshare and fractional resorts, continue promotional pricing and marketing incentives and not pursue further development. As a result of these decisions, we recorded third quarter 2009 pretax charges totaling $752 million in our Consolidated Statements of Income ($502 million after-tax), including $614 million of pretax charges impacting operating income under the “Timeshare strategy-impairment charges” caption, and $138 million of pretax charges impacting non-operating income under the “Timeshare strategy-impairment charges (non-operating)” caption.

Restructuring Costs and Other Charges. During the latter part of 2008 we experienced a significant decline in demand for hotel rooms both domestically and internationally due, in part, to the financial crisis and the dramatic downturn in the economy. Our capital intensive Timeshare business was also hurt by the downturn in market conditions and particularly, the significant deterioration in the credit markets. These declines resulted in reduced management and franchise fees, cancellation of development projects, reduced timeshare contract sales, contract cancellation allowances, and charges and reserves associated with expected fundings, loans, Timeshare inventory, accounts receivable, contract cancellation allowances, valuation of Timeshare residual interests, hedge ineffectiveness, and asset impairments. We responded by implementing various cost saving measures which resulted in first, second, third and fourth quarter 2009 restructuring costs of $2 million, $33 million, $9 million, and $7 million, respectively, that were directly related to the downturn. We also incurred other charges in the 2009 first, second, and fourth quarters totaling $127 million, $24 million, and $12 million respectively, as well as $1 million in net other credits in the 2009 third quarter, that were directly related to the downturn, including asset impairment charges, accounts receivable and guarantee charges, reserves associated with loans, reversal of the liability related to expected fundings, Timeshare contract cancellation allowances, and charges related to the valuation of Timeshare residual interests.

Certain Tax Expenses. Certain tax expenses included non-cash charges of $26 million in the 2009 first quarter, $17 million in the 2009 second quarter, and $13 million in the 2009 third quarter primarily related to the treatment of funds received from certain foreign subsidiaries, an issue we are contesting with the Internal Revenue Service.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

(cont.)

Earnings Before Interest, Taxes, Depreciation and Amortization. Earnings before interest, taxes, depreciation and amortization (“EBITDA”) reflects earnings excluding the impact of interest expense, provision for income taxes, depreciation and amortization. Management considers EBITDA to be an indicator of operating performance because we use it to measure our ability to service debt, fund capital expenditures, and expand our business. We also use EBITDA, as do analysts, lenders, investors and others, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

Both EBITDA and Adjusted EBITDA (described below) exclude certain cash expenses that we are obligated to make.

Adjusted EBITDA. Management also evaluates Adjusted EBITDA as an indicator of operating performance. Adjusted EBITDA excludes: (1) Timeshare strategy - impairment charges of $752 million incurred in the 2009 third quarter; and (2) the 2009 restructuring costs and other charges of $19 million from the fourth quarter, $8 million from the third quarter, $57 million from the second quarter and $129 million from the first quarter. Management excludes these Timeshare strategy-impairment charges and restructuring costs and other charges for the reasons noted above under “Adjusted Measures That Exclude Certain Charges, Costs, and Other Expenses.”

Adjusted Measures that Exclude the Impact of New Accounting Standards or Reflect Their Early Adoption. As of the first day of fiscal year 2010, we adopted Accounting Standards Update (“ASU”) No. 2009-16, “Transfers and Servicing (Topic 860): Accounting for Transfers of Financial Assets” (formerly known as FAS No. 166) and ASU No. 2009-17, “Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities” (formerly known as FAS No. 167), which required consolidating previously securitized pools of Timeshare notes and impacts the ongoing accounting for those notes. Management evaluates non-GAAP measures that exclude the impact of these standards in the current year or include the impact of these standards as if we had adopted them early in order to better perform year-over-year comparisons on a comparable basis.

Total Debt Net of Cash (or “Net Debt”) and Adjusted Total Debt Net of Cash. Total debt net of cash reflects total debt less cash and cash equivalents. Management considers total debt net of cash to be a more accurate indicator of the net debt that must be repaid or refinanced at maturity (as it gives consideration to cash resources available to retire a portion of the debt when due). In addition, Management evaluates adjusted total debt net of cash, which excludes the debt that was consolidated as a result of adopting ASU Nos. 2009-16 and 2009-17, because that debt is non-recourse to the Company and is not supported by the Company’s cash flows. Management believes that these financial measures provide a clearer picture of the future demands on cash to repay debt and uses these measures in making decisions regarding its borrowing capacity and future refinancing needs. Management also evaluates adjusted total debt net of cash for the reason stated in the previous paragraph.